ASSIGNMENT


     THIS ASSIGNMENT is dated as of May 10, 1999 by and between The Shaar Fund Ltd. ("Assignor") and Interactive Flight Technologies, Inc. ("Assignee").

     WHEREAS, Assignor and Assignee are parties to that certain Securities Purchase Agreement dated May 6, 1999 (the "Securities Purchase Agreement");

     WHEREAS, pursuant to the terms of the Securities Purchase Agreement and this Assignment, Assignor is assigning to Assignee all of its rights under and with respect to 1,500 shares (the "Shares") of the Series B Convertible Preferred Stock of The Network Connection, Inc. ("TNC").

     NOW, THEREFORE, for the purchase price set forth in the Securities Purchase Agrement and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

1. Assignor hereby sells, assigns, transfers, conveys and delivers to Assignee all of Assignor's right, title and interest in and to the Shares, including without limitation (a) all of Assignor's rights of first refusal set forth in Paragraph IV.G. of that certain Securities Purchase Agreement between TNC and Assignor dated October 23, 1998 (the "Securities Purchase Agreement") and (b) the stock registration rights with respect to the Shares set forth in that certain Registration Rights Agreement between TNC and Assignor dated October 23, 1998 (the "Registration Rights Agreement").

2. Assignee hereby agrees, from and after the date hereof, to be bound by all of the provisions of the Registration Rights Agreement and to observe and comply with all obligations and restrictions imposed on Assignor thereunder with respect to the Shares which obligations or restrictions first arise after the date hereof. Assignee acknowledges and agrees that the restrictive legend endorsement set forth in Paragraph IV.A. of the Securities Purchase Agreement will apply to the Shares and any shares of Common Stock issued in conversion thereof.

3. This Assignment may be signed in any number of counterparts, each of which shall be an original, but all of which when taken together shall constitute one and the same instrument.

4. This Assignment shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the choice of law principles thereof.

5. Each of Assignor and Assignee agrees, at any time and from time to time hereafter, to execute, acknowledge, where appropriate, and deliver such further instruments and documents, and to take such other action, as may reasonably be requested by the other, in order to carry out the intents and purposes, or effectuate the provisions of this Assignment.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment this day of May, 1999.

                                          ASSIGNOR

                                          THE SHAAR FUND LTD.


                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                          ASSIGNEE

                                          INTERACTIVE FLIGHT TECHNOLOGIES, LTD.


                                           By:
                                               --------------------------------
                                               Name:  Irwin L. Gross
                                               Title: President


The undersigned understands and consents to the foregoing Assignment and acknowledges and agrees that from and after the date hereof, Assignee shall have and enjoy all of the rights assigned to it pursuant to the terms hereof.

THE NETWORK CONNECTION, INC.


By:
    ------------------------
    Name:  Wilbur Riner
    Title: Chief Executive Officer


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